EXHIBIT 99.1
P R E S S    R E L E A S E
Contacts:
James E. Green, Executive Vice President, Corporate Affairs
423-989-8125
David E. Robinson, Senior Director, Corporate Affairs
423-989-7045
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS REPORTS
FIRST-QUARTER 2008 FINANCIAL RESULTS
highlighted by strong thrombin-jmi® performance
BRISTOL, TENNESSEE, May 8, 2008 — King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues were $432 million during the first quarter ended March 31, 2008, compared to $516 million in the first quarter of 2007. This decrease was primarily due to the market entry of the first generic substitute for ALTACE® (ramipril) in December 2007. Reported net earnings equaled $88 million and diluted earnings per share equaled $0.36 during the first quarter of 2008, compared to net earnings of $116 million and diluted earnings per share of $0.48 in the first quarter of the prior year. Excluding special items, net earnings equaled $90 million and diluted earnings per share equaled $0.37 during the first quarter ended March 31, 2008, compared to net earnings of $118 million and diluted earnings per share of $0.48 in the first quarter of 2007.
Brian A. Markison, Chairman, President and Chief Executive Officer of King, stated, “We are focused on the continued successful execution of our strategy for long-term growth, which includes the submission of three important New Drug Applications (NDAs) with the U.S. Food and Drug Administration (FDA) by the end of this year. Once approved, these new products have the potential to provide additional significant value for our shareholders.”
The three NDAs King plans to submit are REMOXY™ (long-acting oral oxycodone), ACUROX™ (short-acting oral oxycodone HCl, niacin, and other functional inactive ingredients), and CORVUE™ (binodenoson, a pharmacologic stress imaging agent for injection). Importantly, the REMOXY™ NDA remains on schedule for submission by the end of June 2008.
As of March 31, 2008, the Company’s cash and cash equivalents totaled approximately $827 million. During the first quarter of 2008, the Company generated cash flow from operations of approximately $100 million. Additionally, the fair value of King’s investments in debt securities equaled approximately $589 million as of the end of the first quarter of 2008.
Joseph Squicciarino, King’s Chief Financial Officer, emphasized, “We have taken the necessary steps to realize an expected SG&A cost savings of $75 to $90 million this year. Accordingly, we are on track to meet our annual cash flow from operations goal of $400 to $450 million for 2008.”
Commenting on the net sales performance of the Company’s marketed products, Steve Andrzejewski, Chief Commercial Officer of King, said, “We are particularly pleased with the continued strong performance of THROMBIN-JMI®, especially considering the market entry of multiple new competitors since October 2007.”
Net revenue from branded pharmaceuticals totaled $369 million for the first quarter of 2008, compared to $449 million during the first quarter of 2007.
Net sales of SKELAXIN® (metaxalone) totaled $116 million during the first quarter of 2008, compared to $112 million during the same period of the prior year.
THROMBIN-JMI® (thrombin, topical, bovine, USP) net sales totaled $67 million during the first quarter of 2008, compared to $64 million during the first quarter of 2007.
Net sales of AVINZA® (morphine sulfate extended release) totaled $32 million during the first quarter of 2008, compared to $9 million during the first quarter of 2007. This increase is primarily due to the fact that the Company did not acquire AVINZA® until February 26, 2007 and is not due to an increase in demand.
LEVOXYL® (levothyroxine sodium tablets, USP) net sales totaled $16 million during the first quarter ended March 31, 2008, compared to $22 million during the first quarter of 2007. This decrease was primarily due to a reduction in the level of inventory held by the Company’s wholesale customers during the most recent quarter from that which existed on December 31, 2007.
ALTACE® net sales totaled $80 million during the first quarter of 2008, compared to $157 million during the first quarter of 2007.
King’s Meridian Auto-Injector business contributed revenue of $43 million during each of the first quarters of 2008 and 2007.
Royalty revenues, derived primarily from ADENOSCAN® (adenosine), totaled $19 million during the first quarter ended March 31, 2008.
About REMOXY™
REMOXY™, an investigational drug, is an innovative formulation of extended-release, long-acting oxycodone, a strong opioid painkiller for the treatment of moderate to severe chronic pain. It is designed to resist common methods of abuse that are reported with respect to other long-acting opioids. REMOXY™ is a proposed brand name that is subject to FDA approval.
About ACUROX™ Tablets
ACUROX™ Tablets, an investigational drug, is an orally administered immediate-release tablet containing oxycodone HCl as an active analgesic ingredient, niacin as an active ingredient in subtherapeutic amounts, and a proprietary composition of functional inactive ingredients. ACUROX™ Tablets are intended to relieve moderate to severe pain while resisting or deterring common methods of prescription drug abuse, including intravenous injection of dissolved tablets, nasal snorting of crushed tablets and intentional swallowing of excessive numbers of tablets. ACUROX™ is a proposed brand name subject to FDA approval.
About CORVUE™
CORVUE™, a selective adenosine A2a receptor agonist, is being developed as an alternative to exercise prior to cardiac perfusion imaging for the diagnosis of coronary artery disease. CORVUE™ is designed to minimize side effects such as dyspnea, nausea, heart block, flushing and chest pain. For ease of administration, CORVUE™ is being developed for dosing as a single IV injection with a fast onset while providing a sufficient duration of coronary blood vessel dilation for flexibility in diagnostic imaging. CORVUE™ is an investigational drug that has not been approved by the FDA. Additionally, CORVUE™ is a proposed brand name subject to FDA approval.
Webcast Information
King will conduct a webcast today which may include discussion of the Company’s marketed products, pipeline, strategy for growth, financial results and expectations, and other matters relating to its business. Interested persons may listen to the webcast on Thursday, May 8, 2008, at 11:00 a.m., E.D.T., by clicking the following link to register and then joining the live event with the same URL:
http://www.kingpharm.com/web_casts.asp
If you are unable to participate during the live event, the webcast will be archived on King’s web site at the same link for not less than 30 days after the webcast.
About Special Items
Under Generally Accepted Accounting Principles (“GAAP”), reported “net earnings” and “diluted earnings per share” include special items. In addition to the reported results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results for the quarters ended March 31, 2008 and 2007, excluding special items. These non-GAAP financial measures exclude special items which are those particular material income or expense items that King considers to be unrelated to the Company’s ongoing, underlying business, non-recurring, or not generally predictable. Such items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances the analysis of the Company’s ongoing, underlying business and the analysis of the Company’s financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King’s management. A reconciliation of non-

GAAP financial measures referenced herein and King’s reported financial results determined in accordance with GAAP is provided below.
About King Pharmaceuticals
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.
Forward-looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to the expected timetable for REMOXY™, ACUROX™ Tablets and CORVUE™ NDA submissions with the FDA; statements pertaining to the Company’s expected SG&A expense and cash flow from operations in 2008; and statements pertaining to the Company’s planned webcast to discuss its first-quarter 2008 results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on the future level of demand for and net sales of King’s branded pharmaceutical products; dependence on King’s ability to successfully market its branded pharmaceutical products; dependence on King’s ability to increase its presence in its targeted, specialty-driven markets; dependence on King’s ability to continue to acquire branded pharmaceutical products, including products in development; dependence on King’s ability to continue to successfully execute the Company’s strategy and to continue to capitalize on strategic opportunities in the future for sustained long-term growth; dependence on King’s ability to successfully integrate its acquisitions; dependence on King’s ability to control its SG&A expense as planned; dependence on whether the Company encounters unexpected events which could affect its SG&A expense; dependence on the Company’s ability to continue to advance the development of its pipeline products as planned; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products in which King has an interest; dependence on whether the NDAs for REMOXY™, ACUROX™ Tablets and CORVUE™ are submitted to the FDA during the planned timeframe; dependence on the unpredictability of the duration and results of the FDA’s review of Investigational New Drug applications (“IND”), NDAs, and Abbreviated New Drug Applications (“ANDA”) and/or the review of other regulatory agencies worldwide that relate to projects in King’s development pipeline; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King’s products; dependence on the potential effect on sales of the Company’s existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company’s growth strategy; dependence on King’s compliance with

FDA and other government regulations that relate to the Company’s business; dependence on King’s ability to conduct its webcast as currently planned on May 8, 2008; dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2007, which is on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

KING PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$826,582	$20,009
Investments in debt securities	589,107	1,344,980
Marketable securities	1,589	1,135
Accounts receivable, net	186,787	183,664
Inventories	110,561	110,308
Deferred income tax assets	95,836	100,138
Income tax receivable	—	20,175
Prepaid expenses and other current assets	40,311	39,245

Total current assets	1,850,773	1,819,654

Property, plant and equipment, net	264,789	257,093
Intangible assets, net	733,847	780,974
Goodwill	129,150	129,150
Deferred income tax assets	351,983	343,700
Other assets	88,827	96,251

Total assets	$3,419,369	$3,426,822

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,342	$76,481
Accrued expenses	293,304	376,604
Income taxes payable	17,180	—

Total current liabilities	369,826	453,085

Long-term debt	400,000	400,000
Other liabilities	62,331	62,980

Total liabilities	832,157	916,065

Commitments and contingencies
Shareholders’ equity:
Common shares no par value, 600,000,000 shares authorized, 246,544,435 and 245,937,709 shares issued and outstanding, respectively	1,290,079	1,283,440
Retained earnings	1,312,993	1,225,360
Accumulated other comprehensive (loss) income	(15,860)	1,957

Total shareholders’ equity	2,587,212	2,510,757

Total liabilities and shareholders’ equity	$3,419,369	$3,426,822

KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
REVENUES:
Total revenues	$432,033	$516,030

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation and amortization shown below	91,461	111,454

Selling, general and administrative, exclusive of co-promotion fees	109,041	121,210
Special legal and professional fees	2,860	1,144
Co-promotion fees	17,957	45,958

Total selling, general, and administrative expense	129,858	168,312

Depreciation and amortization	59,075	34,178
Accelerated depreciation	623	1,500
Research and development	28,508	32,271
Restructuring charges	1,059	460

Total operating costs and expenses	310,584	348,175

OPERATING INCOME	121,449	167,855
OTHER INCOME:
Interest expense	(1,804)	(2,025)
Interest income	13,629	9,266
Other, net	(704)	(543)

Total other income	11,121	6,698

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	132,570	174,553
Income tax expense	44,937	58,499

INCOME FROM CONTINUING OPERATIONS	87,633	116,054

DISCONTINUED OPERATIONS
Loss from discontinued operations	—	(220)
Income tax benefit	—	(79)

Total loss from discontinued operations	—	(141)

NET INCOME	$87,633	$115,913

Basic net income per common share	$0.36	$0.48

Diluted net income per common share	$0.36	$0.48

Shares used in basic net income per share	243,290	242,390
Shares used in diluted net income per share	244,689	243,671

KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING SPECIAL ITEMS — NON GAAP
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
REVENUES:
Total revenues	$432,033	$516,030

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation and amortization shown below	91,461	111,454

Selling, general and administrative, exclusive of co-promotion fees	109,041	121,210
Co-promotion fees	17,957	45,958

Total selling, general, and administrative expense	126,998	167,168

Depreciation and amortization	59,075	34,178
Research and development	28,508	32,271

Total operating costs and expenses	306,042	345,071

OPERATING INCOME	125,991	170,959
OTHER INCOME:
Interest expense	(1,804)	(2,025)
Interest income	13,629	9,266
Other, net	(704)	(543)

Total other income	11,121	6,698

INCOME BEFORE INCOME TAXES	137,112	177,657
Income tax expense	46,644	59,659

NET INCOME	$90,468	$117,998

Basic net income per common share	$0.37	$0.49

Diluted net income per common share	$0.37	$0.48

Shares used in basic net income per share	243,290	242,390
Shares used in diluted net income per share	244,689	243,671

KING PHARMACEUTICALS, INC.
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share data)
(Unaudited)
The following tables reconcile Non-GAAP measures to amounts reported under GAAP:

	Three Months Ended March 31, 2008
		EPS
Net income, excluding special items	$90,468
Diluted income per common share, excluding special items		$0.37
SPECIAL ITEMS:
Special legal and professional fees (selling, general, and administrative)	(2,860)	(0.01)
Accelerated depreciation (other operating costs and expenses)	(623)	(0.00)
Restructuring charges (other operating costs and expenses)	(1,059)	(0.01)

Total special items before income taxes	(4,542)	(0.02)
Income tax benefit from special items	1,707	0.01

Net income	$87,633

Diluted income per common share, as reported under GAAP		$0.36

	Three Months Ended March 31, 2007
		EPS
Net income, excluding special items	$117,998
Diluted income per common share, excluding special items		$0.48
SPECIAL ITEMS:
Special legal and professional fees (selling, general, and administrative)	(1,144)	(0.00)
Accelerated depreciation (other operating costs and expenses)	(1,500)	(0.01)
Restructuring charges (other operating costs and expenses)	(460)	(0.00)
Loss from discontinued operations	(220)	(0.00)

Total special items before income taxes	(3,324)	(0.01)
Income tax benefit from special items	1,239	0.01

Net income	$115,913

Diluted income per common share, as reported under GAAP		$0.48

KING PHARMACEUTICALS, INC.
SUMMARY RECONCILIATION OF SPECIAL ITEMS
FOR THE FIRST QUARTERS ENDED MARCH 31, 2008 AND 2007
King recorded special items during the first quarter ended March 31, 2008 resulting in a net charge of $5 million, or $3 million net of tax, primarily due to professional fees associated with previously disclosed government inquiries and private plaintiff securities litigation.
During the first quarter ended March 31, 2007, King recorded special items resulting in a net charge of $3 million, or $2 million net of tax, primarily due to accelerated depreciation and restructuring charges in connection with the transfer of the production of LEVOXYL® from the Company’s St. Petersburg, Florida facility to its Bristol, Tennessee facility.
EXECUTIVE OFFICES
KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620